Axos Financial, Inc. to Acquire Arc Technologies, Inc.
Acquisition Brings AI-Native Financial Technology Platform with Cash Management and Capital Markets Capabilities to Axos, Accelerating Digital Strategy

LAS VEGAS--(BUSINESS WIRE)-- Axos Nevada Holding, LLC, a subsidiary of Axos Financial, Inc. (“Axos” or the “Company”) announced that it has entered into a definitive agreement to acquire Arc Technologies, Inc. (“Arc”), a financial technology platform serving technology and growth companies.
Founded in 2021, Arc provides integrated cash management, capital markets, and AI-powered financial software solutions through a unified platform designed to help businesses manage cash, access debt financing, and streamline financial operations.
Axos expects the transaction to enhance its ability to serve the millions of small businesses in the United States that are structurally underserved by traditional banks.
The acquisition also expands Axos’ AI capabilities through Arc’s financial intelligence infrastructure and agentic finance tools designed to automate workflows, deliver insights, and improve operational efficiency.
“Arc brings an exceptional team, a modern technology platform, and deep expertise serving the innovation ecosystem,” said Greg Garrabrants, President and Chief Executive Officer of Axos Financial, Inc. “The combination of Arc’s product and software engineering capabilities with Axos’ diverse products and services, nationwide distribution, and capital resources creates a compelling opportunity to build a differentiated digital banking solution for businesses across their full lifecycle.”
Nick Lombardo, Chief Executive Officer and Co-Founder of Arc, added, “We built Arc with the belief that businesses deserve a more intelligent and integrated financial platform. Joining Axos gives us the infrastructure, product breadth, and scale to pursue that vision significantly faster while continuing to deliver the modern experience our customers rely on.”
The transaction is expected to close in July 2026, subject to customary closing conditions.

About Arc
Arc is the cash management and capital markets platform for technology companies. Arc helps businesses manage cash, unlock competitive yield, raise debt capital, and access AI-powered financial services – all in one unified platform. Founded in 2021, Arc has headquarters in San Francisco and New York City and is backed by investors including Left Lane Capital, NFX, Bain Capital Ventures, Atalaya, Clocktower Technology Ventures, Torch Capital, and Y Combinator. To learn more, visit www.joinarc.com.
About Axos Financial, Inc. and Subsidiaries
Axos Financial, Inc., with approximately $29.2 billion in consolidated assets as of March 31, 2026, is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank provides consumer and business banking products nationwide through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division Axos Advisor Services), with approximately $44.0 billion of assets under custody and/or administration as of March 31, 2026, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents, and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index, among other indices. For more information on Axos Financial, Inc., please visit http://investors.axosfinancial.com.
Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, the expected completion and timing of the acquisition of Arc Technologies, Inc. (“Arc”), the anticipated benefits of the transaction, including the expected enhancement of Axos’ digital banking, AI and technology capabilities, the expected integration of Arc’s team and platform into Axos’ banking organization, and expectations of the environment in which Axos operates. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release.
Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation the ability of the parties to consummate the proposed transaction on a timely basis or at all, the satisfaction of the conditions precedent to consummation of the proposed transaction, the ability to successfully integrate Arc’s operations and employees and realize the anticipated benefits of the transaction, the ability to retain key employees of Arc, changes in the interest rate environment, monetary policy, inflation, tariffs, government regulation, general economic conditions, and the outcome and effects of litigation and other factors beyond our control.
These and other risks and uncertainties are detailed in Axos’ periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Johnny Lai, CFA
SVP, Corporate Development & Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com